Exhibit 99.1

KADANT INC.
One Technology Park Drive
Westford, MA 01886

NEWS
Kadant Reports 2019 Third Quarter Results

WESTFORD, Mass., October 29, 2019 - Kadant Inc. (NYSE: KAI) reported its financial results for the third quarter ended September 28, 2019.

Third Quarter 2019 Highlights

•	Revenue increased 5% to $174 million

•	GAAP diluted EPS decreased 14% to $1.41

•	Adjusted diluted EPS decreased 8% to $1.41

•	Net income decreased 14% to $16 million

•	Adjusted EBITDA decreased 4% to $32 million and represented 18.6% of revenue

•	Gross margin was 42.8%

•	Bookings increased 4% to $171 million

•	Cash flow from operations increased 51% to $26 million

Note: Adjusted diluted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures that exclude certain items as detailed later in this press release under the heading “Use of Non-GAAP Financial Measures.”

Management Commentary
“Following our strong first half of 2019, we had another quarter with excellent execution and we solidly beat our EPS guidance,” said Jeffrey L. Powell, president and chief executive officer of Kadant. “Strong operating performance in the third quarter across most of our segments led to one of our highest adjusted EBITDA results of $32 million, or 18.6 percent of revenue. We are particularly pleased with our cash flow from operations of $26 million, up 51 percent from the third quarter of 2018. Despite reduced project activity in China and softer demand for wood processing equipment in North America, our end-markets have remained stable with healthy demand for our parts and consumables.”

Third Quarter 2019 Results
Revenue increased five percent to $173.5 million compared to the third quarter of 2018, including $20.3 million from an acquisition and a $3.5 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of the acquisition and foreign currency translation, revenue decreased five percent compared to the third quarter of 2018. Gross margin was 42.8 percent. Net income was $16.1 million, or $1.41 per diluted share, in the third quarter of 2019 compared to $18.8 million, or $1.64 per diluted share in the third quarter of 2018. Adjusted diluted EPS decreased eight percent to $1.41 compared to $1.53 in the third quarter of 2018. Adjusted diluted EPS in the third quarter of 2018 excludes $0.03 of restructuring costs and a $0.14 discrete tax benefit.

Adjusted EBITDA decreased four percent to $32.3 million compared to $33.5 million in the third quarter of 2018. Adjusted EBITDA excludes $0.4 million of restructuring costs in the third quarter of 2018. Cash flows from operations increased 51 percent to $25.7 million compared to $17.0 million in the third quarter of 2018. Bookings increased four percent to $170.9 million compared to $165.0 million in the third quarter of 2018, including $18.2 million from an acquisition and a $3.4 million decrease from the unfavorable effect of foreign currency translation. Excluding the impact of the acquisition and foreign currency translation, bookings decreased five percent compared to the third quarter of 2018.

Summary and Outlook
“Our performance to date has positioned us well for another record year of financial performance,” Mr. Powell continued. “However, softening macroeconomic conditions and the strengthening U.S. dollar have tempered our revenue outlook for the year. For 2019, we are lowering our revenue guidance primarily due to a negative effect of foreign currency translation of $5 million. We now expect revenue of $694 to $698 million, revised from our previous guidance of $700 to $710 million.

“Since our announcement in late 2018 of our plan to terminate a defined benefit pension plan in the U.S., we have been executing the required termination steps and anticipate completing this process in the fourth quarter. We have lowered our GAAP diluted EPS guidance for an estimated pre-tax pension termination cost of $7.2 million, or $0.64 per diluted share. We now expect to achieve GAAP diluted EPS of $4.38 to $4.46 in 2019, revised from our previous guidance of $4.97 to $5.09. The 2019 guidance also includes pre-tax amortization expense associated with acquired profit in inventory and backlog of $4.9 million, or $0.32 per diluted share, pre-tax acquisition costs of $0.8 million, or $0.06 per diluted share, and a discrete tax benefit of $1.2 million, or $0.10 per diluted share. Excluding these items, we expect adjusted diluted EPS of $5.30 to $5.38 for 2019, revised from our previous guidance of $5.26 to $5.38.

“For the fourth quarter of 2019, we expect GAAP diluted EPS of $0.59 to $0.67 on revenue of $172 to $176 million. The fourth quarter of 2019 guidance includes the pre-tax pension termination cost of $7.2 million, or $0.64 per diluted share. Excluding this expense, we expect adjusted diluted EPS of $1.23 to $1.31 for the fourth quarter of 2019.”

Conference Call
Kadant will hold a webcast with a slide presentation for investors on Wednesday, October 30, 2019, at 11:00 a.m. eastern time to discuss its third quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on “Investors.” To listen to the webcast via teleconference, call 888-326-8410 within the U.S., or 704-385-4884 outside the U.S. and reference participant passcode 8545699. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our website until November 29, 2019.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the third quarter results on its website at www.kadant.com in the “Investors” section.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation, adjusted operating income, adjusted net income, adjusted diluted earnings per share (EPS), earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA, and adjusted EBITDA margin.

We believe these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Revenue included $20.3 million and $61.1 million from an acquisition in the third quarter and first nine months of 2019, respectively. Revenue also included a $3.5 million and $16.3 million unfavorable foreign currency translation effect in the third quarter and first nine months of 2019, respectively. We present increases or decreases in revenue excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Our non-GAAP financial measures exclude restructuring costs, acquisition costs, amortization expense related to acquired profit in inventory and backlog, and discrete tax items. These items are excluded as they are not indicative of our core operating results and are not comparable to other periods, which have differing levels of incremental costs or income or none at all.

Third Quarter
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax restructuring costs of $0.4 million in 2018.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax restructuring costs of $0.3 million ($0.4 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $1.5 million in 2018 related to the reversal of reserves associated with uncertain tax positions covering multiple tax years.

First Nine Months
Adjusted operating income, adjusted EBITDA, and adjusted EBITDA margin exclude:

•	Pre-tax acquisition costs of $0.8 million in 2019.

•	Pre-tax expense related to amortization of acquired profit in inventory and backlog of $4.9 million in 2019.

•	Pre-tax restructuring costs of $1.7 million in 2018.

•	Pre-tax expense related to amortization of acquired backlog of $0.3 million in 2018.

Adjusted net income and adjusted diluted EPS exclude:

•	After-tax acquisition costs of $0.7 million ($0.8 million net of tax of $0.1 million) in 2019.

•	After-tax expense related to amortization of acquired profit in inventory and backlog of $3.7 million ($4.9 million net of tax of $1.2 million) in 2019.

•	A discrete tax benefit of $1.2 million in 2019.

•	After-tax restructuring costs of $1.3 million ($1.7 million net of tax of $0.4 million) in 2018.

•	After-tax expense related to amortization of acquired backlog of $0.2 million ($0.3 million net of tax of $0.1 million) in 2018.

•	A discrete tax benefit of $1.7 million in 2018.
Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
-more-

Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Nine Months Ended
Consolidated Statement of Income	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018

Revenues	$173,504	$165,745	$521,985	$469,851
Costs and Operating Expenses:
Cost of revenues	99,257	92,652	302,852	262,515
Selling, general, and administrative expenses	47,097	42,888	144,883	133,796
Research and development expenses	2,597	2,452	7,980	8,049
Restructuring costs	—	378	—	1,717
	148,951	138,370	455,715	406,077
Operating Income	24,553	27,375	66,270	63,774
Interest Income	43	30	158	335
Interest Expense	(3,066)	(1,738)	(10,143)	(5,320)
Other Expense, Net	(98)	(245)	(296)	(736)

Income Before Provision for Income Taxes	21,432	25,422	55,989	58,053
Provision for Income Taxes	5,219	6,443	12,310	15,575
Net Income	16,213	18,979	43,679	42,478
Net Income Attributable to Noncontrolling Interest	(98)	(195)	(360)	(487)
Net Income Attributable to Kadant	$16,115	$18,784	$43,319	$41,991

Earnings per Share Attributable to Kadant:
Basic	$1.43	$1.69	$3.87	$3.79
Diluted	$1.41	$1.64	$3.79	$3.69

Weighted Average Shares:
Basic	11,267	11,101	11,198	11,078
Diluted	11,469	11,421	11,434	11,388

	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS (a)	Sept. 28, 2019	Sept. 28, 2019	Sept. 29, 2018	Sept. 29, 2018

Net Income and Diluted EPS Attributable to Kadant, as Reported	$16,115	$1.41	$18,784	$1.64
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	287	0.03
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	16	—	—	—
Discrete Tax Items	—	—	(1,542)	(0.14)
Adjusted Net Income and Adjusted Diluted EPS (a)	$16,131	$1.41	$17,529	$1.53

	Nine Months Ended		Nine Months Ended
	Sept. 28, 2019	Sept. 28, 2019	Sept. 29, 2018	Sept. 29, 2018

Net Income and Diluted EPS Attributable to Kadant, as Reported	$43,319	$3.79	$41,991	$3.69
Adjustments for the Following:
Restructuring Costs, Net of Tax	—	—	1,308	0.11
Acquisition Costs, Net of Tax	699	0.06	—	—
Amortization of Acquired Profit in Inventory and Backlog, Net of Tax (e,f)	3,687	0.32	189	0.02
Discrete Tax Items	(1,186)	(0.10)	(1,672)	(0.15)
Adjusted Net Income and Adjusted Diluted EPS (a)	$46,519	$4.07	$41,816	$3.67

-more-

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Product Line	Sept. 28, 2019	Sept. 29, 2018	Increase (Decrease)	and FX (a,b)
Stock-Preparation	$56,128	$62,983	$(6,855)	$(5,321)
Fluid-Handling	32,734	33,083	(349)	382
Doctoring, Cleaning, & Filtration	29,641	30,704	(1,063)	(377)
Papermaking Systems	118,503	126,770	(8,267)	(5,316)
Wood Processing Systems	32,731	37,042	(4,311)	(3,717)
Material Handling Systems	20,282	—	20,282	—
Fiber-Based Products	1,988	1,933	55	55
	$173,504	$165,745	$7,759	$(8,978)

				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase (Decrease)	Acquisition
	Sept. 28, 2019	Sept. 29, 2018		and FX (a,b)
Stock-Preparation	$158,993	$164,842	$(5,849)	$332
Fluid-Handling	100,201	98,500	1,701	4,928
Doctoring, Cleaning, & Filtration	88,591	87,469	1,122	3,901
Papermaking Systems	347,785	350,811	(3,026)	9,161
Wood Processing Systems	104,649	109,335	(4,686)	(606)
Material Handling Systems	61,063	—	61,063	—
Fiber-Based Products	8,488	9,705	(1,217)	(1,217)
	$521,985	$469,851	$52,134	$7,338

				Increase
				(Decrease)
				Excluding
	Three Months Ended			Acquisition
Revenues by Geography (c)	Sept. 28, 2019	Sept. 29, 2018	Increase (Decrease)	and FX (a,b)
North America	$92,041	$74,089	$17,952	$(892)
Europe	49,146	44,912	4,234	6,507
Asia	20,971	32,887	(11,916)	(11,892)
Rest of World	11,346	13,857	(2,511)	(2,701)
	$173,504	$165,745	$7,759	$(8,978)

				Increase
				(Decrease)
				Excluding
	Nine Months Ended		Increase (Decrease)	Acquisition
	Sept. 28, 2019	Sept. 29, 2018		and FX (a,b)
North America	$291,584	$227,080	$64,504	$10,693
Europe	131,944	131,437	507	8,645
Asia	61,745	78,537	(16,792)	(15,670)
Rest of World	36,712	32,797	3,915	3,670
	$521,985	$469,851	$52,134	$7,338

-more-

				Increase
				(Decrease)
				Excluding
	Three Months Ended		Increase (Decrease)	Acquisition
Bookings by Product Line	Sept. 28, 2019	Sept. 29, 2018		and FX (b)
Stock-Preparation	$63,890	$69,341	$(5,451)	$(3,673)
Fluid-Handling	32,038	29,671	2,367	3,066
Doctoring, Cleaning, & Filtration	26,779	27,788	(1,009)	(458)
Papermaking Systems	122,707	126,800	(4,093)	(1,065)
Wood Processing Systems	27,502	36,080	(8,578)	(8,157)
Material Handling Systems	18,247	—	18,247	—
Fiber-Based Products	2,474	2,120	354	354
	$170,930	$165,000	$5,930	$(8,868)

				Decrease
				Excluding
	Nine Months Ended		Increase (Decrease)	Acquisition
	Sept. 28, 2019	Sept. 29, 2018		and FX (b)
Stock-Preparation	$172,014	$187,073	$(15,059)	$(8,119)
Fluid-Handling	100,786	107,363	(6,577)	(3,080)
Doctoring, Cleaning, & Filtration	83,460	86,603	(3,143)	(506)
Papermaking Systems	356,260	381,039	(24,779)	(11,705)
Wood Processing Systems	98,942	133,213	(34,271)	(30,155)
Material Handling Systems	64,663	—	64,663	—
Fiber-Based Products	8,637	9,088	(451)	(451)
	$528,502	$523,340	$5,162	$(42,311)

	Three Months Ended		Nine Months Ended
Business Segment Information	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
Gross Margin:
Papermaking Systems	44.8%	44.6%	44.4%	45.1%
Wood Processing Systems	41.8%	42.6%	42.0%	40.4%
Material Handling Systems	32.0%	—	27.5%	—
Fiber-Based Products	46.7%	36.6%	48.5%	50.1%
	42.8%	44.1%	42.0%	44.1%

Operating Income:
Papermaking Systems	$22,798	$25,919	$61,368	$61,402
Wood Processing Systems	6,787	8,704	22,858	21,380
Material Handling Systems	1,742	—	877	—
Corporate and Other	(6,774)	(7,248)	(18,833)	(19,008)
	$24,553	$27,375	$66,270	$63,774

Adjusted Operating Income (a,d):
Papermaking Systems	$22,798	$26,297	$61,368	$63,119
Wood Processing Systems	6,787	8,704	22,858	21,632
Material Handling Systems	1,763	—	6,572	—
Corporate and Other	(6,774)	(7,248)	(18,833)	(19,008)
	$24,574	$27,753	$71,965	$65,743

Capital Expenditures:
Papermaking Systems	$1,376	$1,348	$3,890	$9,837
Wood Processing Systems	444	1,026	1,423	2,586
Material Handling Systems	225	—	605	—
Corporate and Other	48	232	318	394
	$2,093	$2,606	$6,236	$12,817

-more-

	Three Months Ended		Nine Months Ended
Cash Flow and Other Data	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
Cash Provided by Operations	$25,678	$16,979	$58,166	$52,550
Depreciation and Amortization Expense	7,763	5,796	24,304	17,739

Balance Sheet Data			Sept. 28, 2019	Dec. 29, 2018
Assets
Cash, Cash Equivalents, and Restricted Cash			$49,971	$46,117
Accounts Receivable, net			102,131	92,624
Inventories			108,377	86,373
Unbilled Revenues			13,571	15,741
Property, Plant, and Equipment, net			84,049	80,157
Intangible Assets			179,681	113,347
Goodwill			334,491	258,174
Other Assets			63,286	33,216
			$935,557	$725,749
Liabilities and Stockholders' Equity
Accounts Payable			$40,391	$35,720
Debt Obligations			310,514	171,434
Other Borrowings			6,310	4,387
Other Liabilities			171,469	139,637
Total Liabilities			528,684	351,178
Stockholders' Equity			406,873	374,571
			$935,557	$725,749

-more-

	Three Months Ended		Nine Months Ended
Adjusted Operating Income and Adjusted EBITDA Reconciliation	Sept. 28, 2019	Sept. 29, 2018	Sept. 28, 2019	Sept. 29, 2018
Consolidated
Net Income Attributable to Kadant	$16,115	$18,784	$43,319	$41,991
Net Income Attributable to Noncontrolling Interest	98	195	360	487
Provision for Income Taxes	5,219	6,443	12,310	15,575
Interest Expense, Net	3,023	1,708	9,985	4,985
Other Expense, Net	98	245	296	736
Operating Income	24,553	27,375	66,270	63,774
Restructuring Costs	—	378	—	1,717
Acquisition Costs	—	—	843	—
Acquired Backlog Amortization (e)	21	—	1,303	252
Acquired Profit in Inventory (f)	—	—	3,549	—
Adjusted Operating Income (a)	24,574	27,753	71,965	65,743
Depreciation and Amortization	7,742	5,796	23,001	17,487
Adjusted EBITDA (a)	$32,316	$33,549	$94,966	$83,230

Adjusted EBITDA Margin (a,g)	18.6%	20.2%	18.2%	17.7%

Papermaking Systems
Operating Income	$22,798	$25,919	$61,368	$61,402
Restructuring costs	—	378	—	1,717
Adjusted Operating Income (a)	22,798	26,297	61,368	63,119
Depreciation and Amortization	3,206	3,132	9,605	9,407
Adjusted EBITDA (a)	$26,004	$29,429	$70,973	$72,526

Wood Processing Systems
Operating Income	$6,787	$8,704	$22,858	$21,380
Acquired Backlog Amortization (e)	—	—	—	252
Adjusted Operating Income (a)	6,787	8,704	22,858	21,632
Depreciation and Amortization	2,400	2,505	7,162	7,585
Adjusted EBITDA (a)	$9,187	$11,209	$30,020	$29,217

Material Handling Systems
Operating Income	$1,742	$—	$877	$—
Acquisition Costs	—	—	843	—
Acquired Backlog Amortization (e)	21	—	1,303	—
Acquired Profit in Inventory (f)	—	—	3,549	—
Adjusted Operating Income (a)	1,763	—	6,572	—
Depreciation and Amortization	1,944	—	5,651	—
Adjusted EBITDA (a)	$3,707	$—	$12,223	$—

Corporate and Other
Operating Loss	$(6,774)	$(7,248)	$(18,833)	$(19,008)
Depreciation and Amortization	192	159	583	495
EBITDA (a)	$(6,582)	$(7,089)	$(18,250)	$(18,513)

(a)	Represents a non-GAAP financial measure.

(b)
Represents the increase (decrease) resulting from the exclusion of an acquisition and from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Geographic revenues are attributed to regions based on customer location.

(d)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

-more-

(e)	Represents intangible amortization expense associated with acquired backlog.

(f)	Represents expense within cost of revenues associated with amortization of acquired profit in inventory.

(g)	Calculated as adjusted EBITDA divided by revenue in each period.

-more-

About Kadant
Kadant Inc. is a global supplier of high-value, critical components and engineered systems used in process industries worldwide. The Company’s products, technologies, and services play an integral role in enhancing process efficiency, optimizing energy utilization, and maximizing productivity in resource-intensive industries. Kadant is based in Westford, Massachusetts, with approximately 2,800 employees in 20 countries worldwide. For more information, visit www.kadant.com.

Safe Harbor Statement
The following constitutes a “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our future financial and operating performance, demand for our products, and economic and industry outlook. These forward-looking statements represent our expectations as of the date of this press release. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause our actual results to differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant’s annual report on Form 10-K for the year ended December 29, 2018 and subsequent filings with the Securities and Exchange Commission. These include risks and uncertainties relating to adverse changes in global and local economic conditions; the variability and difficulty in accurately predicting revenues from large capital equipment and systems projects; our customers’ ability to obtain financing for capital equipment projects; international sales and operations; the variability and uncertainties in sales of capital equipment in China; the oriented strand board market and levels of residential construction activity; development and use of digital media; currency fluctuations; cyclical economic conditions affecting the global mining industry and the continued demand for coal; price increases or shortages of raw materials; dependence on certain suppliers; our acquisition strategy; failure of our information systems or breaches of data security and cybertheft; changes in government regulations and policies and compliance with laws; our internal growth strategy; competition; soundness of suppliers and customers; changes in our tax provision or exposure to additional tax liabilities; our ability to successfully manage our manufacturing operations; disruption in production; future restructurings; economic conditions and regulatory changes caused by the United Kingdom’s exit from the European Union; our debt obligations; restrictions in our credit agreement and note purchase agreement; loss of key personnel and effective succession planning; protection of intellectual property; fluctuations in our share price; soundness of financial institutions; environmental laws and regulations; climate change; environmental, health and safety laws and regulations; adequacy of our insurance coverage; anti-takeover provisions; and reliance on third-party research.

Contacts
Investor Contact Information:
Michael McKenney, 978-776-2000
mike.mckenney@kadant.com
or
Media Contact Information:
Wes Martz, 269-278-1715
wes.martz@kadant.com

###